Exhibit 10.12

*** Portions of this exhibit have been omitted in accordance with Item 601(b)(2) or 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

NEAR PLATFORM USAGE AGREEMENT

This Near Platform Usage Agreement (“Agreement”), is entered into as of 1st day of January 2023 (the “Effective Date”) between Near North America Inc., having its office address at 100 W Walnut Street, STE A-4, Pasadena, CA 91124 USA (“Company” or “Near”) and MobileFuse, LLC, including itself and all its affiliates, having its office address at PO Box 37, Stirling NJ 07980 (“Customer”). The Agreement and shall be governed by the terms highlighted under Appendix A (“Terms of Use”). This Agreement and the Terms of Use are together referred to as “T&C’s” and supersedes all previous agreements entered in-between the parties including its affiliates. In case of any inconsistencies between this Agreement and the Terms of Use, the terms of this Agreement will prevail.

The T&C’s set forth the terms of use of Allspark (defined below) and *** (defined below). By executing this Agreement, Customer represents that its authorised signatory has the authority to bind the Customer to the T&C’s. The Customer’s access to and use of Allspark and *** constitutes the Customer’s irrevocable acceptance to the T&C’s, which establishes a contractual relationship between the Company and the Customer. The T&C’s expressly supersede any oral or written prior agreements or arrangements between the Company and the Customer.

1. DEFINITIONS

“Allspark” means a mobile-first audience cloud powered, proprietary data management and analytics platform that allows its customers to leverage multiple streams of data (including location, behavioral, demographic, interest and third party data) by permitting them to curate audience, target audience in real-time, in and around hand-picked locations, track exposure to store visits and attribution for conversion tracking and provides real-time insights and heat maps of curated and standard off-the-shelf audience.

“AudienceCard” means selection of different segments of the Company Data, by the Customer, to build an audience segment in Allspark.

“Customer” means the customer defined above and includes its assignees, affiliates, agents, successors and legal representatives.

“Company Data” means the aggregated and analyzed data, derived as an output from Allspark, specifically for the Customer. The Company Data includes aggregated and analyzed consumer locations without use of GPS along with user behavior and context to build audiences/segments.

“***” means Near’s attribution and measurement platform.

“DMP” means a Data Management Platform, which is a platform used to store and analyse Device IDs or other hashed Device IDs or cookies or some kind of identifiers, to allow the clients to better understand the data. DMP platform is usually connected and interacts with DSP.

“DSP” means a Demand Side Platform, which is a programmatic platform used to define buying criteria and which facilities the serving of digital advertising onto publisher and mobile sites, apps.

“***” means Near’s in-house DSP.

“Marketing Material(s)” means creative, artwork, copy, or active URLs of advertisement provided or approved by the Customer to the Company for providing marketing solution.

“Places” means place segments used in building a custom AudienceCard in Allspark.

“Services” means providing access to Allspark for (i) creating AudienceCard and (ii) running queries and displaying Marketing Materials through ***. A detailed description of the Services and the agreed SLAs have been included under Addendum 1 of this Agreement.

“***” means the platform that interfaces with the Publisher Platform to enable the Company to serve/display Marketing Materials on the Publisher Platform.

“***” means the ***, ***, and their *** and ***.

(Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Terms of Use)

2. ***

The *** agrees to appoint the *** as the *** for *** advertising products, including Allspark, *** and *** in the *** of *** and ***. *** acknowledges that the *** will be restricted to *** and no other use-case of *** product. As part of this arrangement, the *** agrees to pay Fee set out in Exhibit A (Fees).

3. USAGE AND RESTRICTIONS

Subject to compliance with the T&C’s and payment of applicable fees by Customer, the Company hereby grants the Customer a license to use the Allspark, ***, and *** for the Services described herein (the “License”) on the following terms: (a) the License is for the terms specified in this Agreement and for duration of the Term only; (b) the License is non-revocable except as otherwise provided in Section 5 of this Agreement or the provisions of the Terms of Use; and (c) the License is non-transferable. All rights not expressly granted herein are reserved by the Company and its licensors. The Company may create a *** of Allspark for the specific use of the Customer with the Customer’s *** and collaterals upon mutual consent of the parties. The list of *** for which Allspark will be made available to the Customer includes *** and ***. Further *** may be added with mutual consent of both parties and upon agreement of the commercial terms for such additional ***.

The Company Data is based upon data which is provided by third parties, the accuracy and/or completeness of which would not be possible and/or economically viable for Company to guarantee. Services also involve models and techniques based on aggregate statistical analysis, probability and predictive behaviour. Company is therefore not liable for any inaccuracy, incompleteness or other error in the Services and any failure of the Company Data to achieve any particular result for the Customer.

4. FEES & PAYMENTS

The Company will invoice the Customer, in arrears, for usage of Allspark and *** on a monthly basis (“Fee(s)”). Invoices for Fee(s) will be sent to the Customer every month, in arrears. Invoices will be sent to Customer’s email address provided by the Customer. Payment shall be made in full within ninety (90) days of the date of invoice.

All Fee(s) above are exclusive of any indirect taxes and the Customer shall be solely responsible for paying all applicable taxes which may be levied or assessed in connection with the Services provided under this Agreement. To the extent that Customer is required to withhold any applicable taxes (including income tax) in connection with this Agreement, the Customer will gross up the payment owed to the Company such that Company shall receive the same amount as if such taxes had not applied. Each party is responsible for their own income taxes.

In the event audience data segments are sold through a third party, for example a DSP or DMP, wherein monies are paid directly to the Company as the supplier, the Company must reconcile and pay any net fees directly to the Customer.

5. TERM & TERMINATION

The T&C’s will commence on the Effective Date and shall be valid for a period of 2 (two) years from the Effective Date (“Initial Term”). The T&C’s will automatically renew for successive periods of 1 (one) year each (“Renewal Term”) unless either party provides the other party with written notice of at least 180 (one-hundred and eighty) days’ prior to the expiry of the Initial Term or subsequent Renewal Term, that this Agreement shall not be renewed. During the Term, either party may terminate this Agreement with six (6) months prior written notice to the other party. The Initial Term and the Renewal Term shall hereinafter be collectively referred to as the “Term”.

This Agreement may be terminated by the Company or the Customer in the event of a material breach of this Agreement by the other party, and such material breach continuing for a period of ten (10) days after written notice to the breaching party of such breach. Under such circumstances, the Customer will not owe future fees from such date.

At any point during the Initial Term, if the Customer terminates this agreement for any reason, the Customer will be liable to pay a fixed fees equivalent to USD 250,000 for each remaining month from the date of termination till the end of the Initial Term. For example, if the agreement is terminated on 30-June-2023 and the Initial Term ends on 31-Dec-2024, the Customer will be liable to pay USD 250,000 per month for the remaining 18 months of the agreement resulting in a terminate fee payment of USD 4,500,000. If the Customer elects to terminate, the Customer can choose to pay a one-time fee of USD 4,000,000 instead of the USD 250,000 monthly payments.

6. OTHER TERMS AND CONDITIONS

(a)	SLA: The Company will provide a minimum service level as mutually agreed between the parties. If the SLA is not met at any time during the term of the Agreement, the Customer will have the option to terminate the Agreement immediately.

(b)	Ownership: By signing this Agreement, the Customer irrevocably acknowledges that the Customer has no ownership interest in the Company Data and Services. Subject to any limitations associated with intellectual property rights of third parties, the Company shall own all right, title, and interest in Company Data and Services, data developed in the performance of the Services (including such derivative works so developed under this Agreement jointly with any client or partner or solely by the Company). The Customer will own data which has been imported and stored by the Customer and then enriched or modified by the Company.

(c)	Confidentiality and Non-Disparagement: Each Party agrees to keep the terms and conditions of this Agreement confidential to the extent allowed by law. Each Party also agrees to keep confidential any and all discussions, communications and documents relating to the issues and negotiations that led to this Agreement and the underlying facts, allegations, documents and communications related to any claims made during the negotiation of the Agreement and any previous Agreement. Each Party further agrees not to talk about or otherwise communicate to any third parties in a malicious, disparaging, or defamatory manner regarding the other Party. Each Party agrees to refrain from any disparagement, defamation, libel, or slander of any of the terms of the Agreement, and agrees to refrain from any tortious interference with the contracts. Customer agrees not to disparage the Company, and the Company’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputations or personal reputations. Likewise, the Company agrees to direct its officers and directors not to disparage the Customer in any manner likely to be harmful to its personal or business reputations or relationships.

IN WITNESS WHEREOF, the parties hereto have understood, agreed to and caused this Agreement to be executed in duplicate originals by their duly authorized representatives as of the latest date of signature by the parties.

NEAR NORTH AMERICA INC.		CUSTOMER

/s/ Anil Mathews		/s/ Kenneth Harlan
Name:	Anil Mathews	Name:	Kenneth Harlan
Title:	Founder & CEO	Title:	Founder & CEO

EXHIBIT A

FEES

The Customer shall pay the Company the following Fee(s) for access to and use of the Allspark platform and running campaigns through ***. The Fees may only be changed or increased during the Term with the written consent of both Customer and Company.

Particulars	Details	Preferred Rate for the Customer (***)
Annual Minimum Fees	Amount of *** which the Customer will be running through Allspark, *** and ***	***
Monthly Variable Fees	Additional Usage Fees	● *** for spends on the platform between *** per month; or ● *** for spends on the platform between *** per month; or ● *** for spends on the platform above ***

The annual minimum fees commitment of *** will include service fees relating to:

●	Unlimited access to the Allspark platform giving access to unlimited Places and Audience Cards (valued worth ***)

●	Service Fees for running marketing and insights engagements on Near’s platform as agreed mutually between the parties from time to time

APPENDIX A

NEAR PLATFORM TERMS OF USE

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